EX-99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

               Kaysie Uniacke, Chief Executive Officer, and John M. Perlowski, Chief Financial Officer of Goldman Sachs Variable Insurance Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer

Goldman Sachs Variable Insurance Trust	Goldman Sachs Variable Insurance Trust

/s/ Kaysie Uniacke	/s/ John M. Perlowski

Kaysie Uniacke	John M. Perlowski

Date: August 30, 2007	Date: August 30, 2007

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.